UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010 (June 15, 2010)

SILVERADO GOLD MINES LTD.
(Exact name of Registrant as specified in charter)

British Columbia, Canada	000-12132	98-0045034
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

     1111 West Georgia Street, Suite 1820
Vancouver, British Columbia, Canada V6E 4M3
(Address of principal executive offices)

Registrant’s telephone number, including area code: 1 (800) 665-4646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SILVERADO GOLD MINES LTD.

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 3.02 Unregistered Sales of Equity Securities

Regulation D

On April 14, 2010, Silverado Gold Mines Ltd. (the “Registrant”) completed the sale and issuance of an aggregate of 1,000,000 shares of its restricted common stock under Rule 506 of Regulation D of the Securities Act of 1933 (the “Act”) to two accredited investors following such investors’ exercise of common stock purchase warrants. The per share exercise price of such shares was US $0.003, resulting in an aggregate purchase price of US $3,000.

On April 28, 2010, the Registrant issued 13,000,000 shares of its restricted common stock under Rule 506 of Regulation D of the Act to one accredited investor in connection with the Registrant’s sale of a promissory note to such investor for the purchase price of US $50,000.

On April 30, 2010, the Registrant completed the sale and issuance of 1,000,000 shares of its restricted common stock under Rule 506 of Regulation D of the Act to one accredited investor following such investor’s exercise of common stock purchase warrants. The per share exercise price of such shares was US $0.003, resulting in a purchase price of US $3,000.

On May 12, 2010, the Registrant issued 8,333,333 shares of its restricted common stock under Rule 506 of Regulation D of the Act to one accredited investor in connection with such investor’s exercise of its conversion right under a convertible debenture previously issued by the Registrant. The per share conversion price of such shares was US $0.0024, resulting in the conversion of US $20,000 under the convertible debenture.

On May 25, 2010, the Registrant completed the sale and issuance of an aggregate of 2,900,000 shares of its restricted common stock under Rule 506 of Regulation D of the Act to one accredited investor following such investor’s exercise of common stock purchase warrants. The per share exercise price of such shares was US $0.003, resulting in a purchase price of US $8,700.

On May 26, 2010, the Registrant entered into a Regulation D Subscription Agreement pursuant to which it sold and issued 930,500 units under Rule 506 of Regulation D of the Act to one accredited investor for the purchase price of US $3,256.75. Each such unit consists of one share of the Registrant’s restricted common stock and one warrant exercisable for a period of one year for the purchase of one share of the Registrant’s restricted common stock at a per share exercise price of US $0.01.

On June 1, 2010, the Registrant completed the sale and issuance of 2,000,000 shares of its restricted common stock under Rule 506 of Regulation D of the Act to one accredited investor following such investor’s exercise of common stock purchase warrants. The per share exercise price of such shares was US $0.003, resulting in a purchase price of US $6,000.

On June 4, 2010, the Registrant completed the sale and issuance of an aggregate of 5,500,000 shares of its restricted common stock under Rule 506 of Regulation D of the Act to four accredited investors following such investors’ exercise of common stock purchase warrants. The per share exercise price of such shares was US $0.00233, resulting in an aggregate purchase price of US $12,815.

On June 14, 2010, the Registrant issued 7,788,162 shares of its restricted common stock under Rule 506 of Regulation D of the Act to one accredited investor in connection with such investor’s exercise of its conversion right under a convertible note previously issued by the Registrant. The per share conversion price of such shares was US $0.002247, resulting in the conversion of US $17,500 under the convertible note.

On June 15, 2010, the Registrant entered into two Regulation D Subscription Agreements pursuant to which it sold and issued an aggregate of 30,946,667 units under Rule 506 of Regulation D of the Act to two accredited investors for the aggregate purchase price of US $92,840. Each such unit consists of one share of the Registrant’s restricted common stock and one warrant exercisable for a period of one year for the purchase of one share of the Registrant’s restricted common stock at a per share exercise price of US $0.01.

On June 15, 2010, the Registrant issued 20,000,000 shares of its restricted common stock under Rule 506 of Regulation D of the Act to one accredited investor in connection with the Registrant’s sale of a secured convertible note to such investor for the purchase price of US $75,000.

The Registrant completed the foregoing transactions in reliance upon the exemption from registration provided by Regulation D of the Act and the rules thereunder insofar as: (i) each of the investors was accredited within the meaning of Rule 501(a); (ii) the securities sold and issued were restricted by the Registrant in accordance with Rule 502(d); (iii) there were no more than 35 non-accredited investors in all of the transactions completed by the Registrant under Rule 506 within the six months preceding or following any of the transactions disclosed herein; (iv) the Registrant satisfied the information requirements set forth in Rule 502(b); and (v) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c)

The Registrant paid a total of US $12,500 in commissions to third parties in connection with the foregoing transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 23, 2010		Silverado Gold Mines Ltd.

	By:	/s/ Garry L. Anselmo
Garry L. Anselmo,
Chief Executive Officer